As filed with the Securities and Exchange Commission on March 2, 2012

Registration No. 333-137985

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact name of issuer as specified in its charter)

Delaware	25-1615902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue

Wilmerding, Pennsylvania 15148-0001

(Address, including zip code, of Registrant’s Principal Executive Offices)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

2000 STOCK INCENTIVE PLAN

(Full title of the plan)

Alvaro Garcia-Tunon

Executive Vice President and

Chief Financial Officer

Westinghouse Air Brake Technologies Corporation

1001 Air Brake Avenue

Wilmerding, Pennsylvania 15148-0001

(412) 825-1000

(Name and address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Pasquale D. Gentile, Jr. Esquire

Reed Smith LLP

Reed Smith Centre, 225 Fifth Avenue

Pittsburgh, PA 15222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of Securities Exchanged Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY STATEMENT

A total of 5,300,000 shares of common stock, per value $.01 per share (the “Common Stock”), of Westinghouse Air Brake Technologies Corporation (the “Company”) were registered by Registration Statement on Form S-8, File No. 333-41840 and by Registration Statement on Form S-8, File No. 333-137985, to be issued in connection with the Westinghouse Air Brake Technologies Corporation 2000 Stock Incentive Plan (the “2000 Plan”). On May 11, 2011 the stockholders of the Company approved the Westinghouse Air Brake Technologies Corporation 2011 Stock Incentive Plan (the “2011 Plan”). The stockholders also approved the issuance of 1,900,000 shares under the 2011 Plan. There are 470,000 shares registered in connection with the 2000 Plan which have not been issued under the 2000 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretations of the Securities and Exchange Commission (the “Commission”) set forth at questions 89 and 90 of the “Securities Act Forms” section of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997), the 470,000 shares available under the 2000 Plan are transferred over to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the 2011 Plan.

PART II

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The Registration Statement on Form S-8, File No. 333-137985, and the Registration Statement on Form S-8, File No. 333-41840, are each incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania, on the 1st day of March, 2012.

WESTINGHOUSE AIR BRAKE
TECHNOLOGIES CORPORATION

By	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon, Executive Vice President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of March, 2012.

Signature and Title		Date

By	/s/ ALBERT J. NEUPAVER	March 1, 2012
Albert J. Neupaver,
President, Chief Executive Officer and Director
(Principal Executive Officer)

By	/s/ ALVARO GARCIA-TUNON	March 1, 2012
Alvaro Garcia-Tunon,
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By	/s/ PATRICK D. DUGAN	March 1, 2012
Patrick D. Dugan
Senior Vice President, Finance and Corporate Controller
(Principal Accounting Officer)

By	/s/ WILLIAM E. KASSLING	March 1, 2012
William E. Kassling,
Chairman of the Board and Director

By	/s/ ROBERT J. BROOKS	March 1, 2012
Robert J. Brooks,
Director

By	/s/ EMILIO A. FERNANDEZ	March 1, 2012
Emilio A. Fernandez,
Director

By	/s/ LEE B. FOSTER, III	March 1, 2012
Lee B. Foster, II
Director

By	/s/ BRIAN P. HEHIR	March 1, 2012
Brian P. Hehir,
Director

By	/s/ MICHAEL W.D. HOWELL	March 1, 2012
Michael W.D. Howell,
Director

By	/s/ NICHOLAS W. VANDE STEEG	March 1, 2012
Nickolas W. Vande Steeg,
Director

By	/s/ GARY C. VALADE	March 1, 2012
Gary C. Valade,
Director